UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2012

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-1023	13-1026995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

(212) 512-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

            On March 4, 2013, The McGraw-Hill Companies, Inc., a New York Corporation (the “Company”), and certain of its subsidiaries, including McGraw-Hill Education LLC (n/k/a McGraw-Hill Global Education, LLC), entered into an amendment (the “Amendment”) to the Purchase and Sale Agreement, dated as of November 26, 2012 (the “Agreement”) with MHE Acquisition, LLC (“Purchaser”), an entity wholly-owned by investment funds managed by Apollo Global Management, LLC.  Pursuant to the Amendment the parties agreed, among other things, that the Company will receive $150 million in cash at closing from Purchaser in lieu of $250 million in face amount of unsecured notes that it was to receive under the Agreement.  The total purchase price is adjusted to $2.4 billion in cash from $2.5 billion in cash and seller financing. A copy of the Amendment is attached hereto as Exhibit 2.1 and incorporated herein by reference. The description of the Amendment as set forth herein is qualified in its entirety by reference to the full text of the Amendment.

Item 8.01       Other Events.

A press release announcing the Amendment was issued by the Company on March 5, 2013, a copy of which is included as Exhibit 99.1 hereto and hereby incorporated by reference.

Item 9.01         Financial Statements and Exhibits.

(d)                    Exhibits

2.1       Amendment No. 1 to the Purchase and Sale Agreement between The McGraw-Hill Companies, Inc., McGraw-Hill Education LLC, various sellers named therein and MHE Acquisition, LLC, dated March 4, 2013.

99.1     The McGraw-Hill Companies, Inc. Press Release, dated March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth M. Vittor
Name:	Kenneth M. Vittor
Title:	Executive Vice President, General Counsel

Dated: March 5, 2013

INDEX TO EXHIBITS

Exhibit Number

2.1       Amendment No. 1 to the Purchase and Sale Agreement between The McGraw-Hill Companies, Inc., McGraw-Hill Education LLC, various sellers named therein and MHE Acquisition, LLC, dated March 4, 2013.

99.1     The McGraw-Hill Companies, Inc. Press Release, dated March 5, 2013.